Securities and Exchange Commission Forms 3, Form 4 and Form 5 and Application for EDGAR Access (Form ID) Confirmation of Authority to Sign



Pursuant to Instruction 7 to Securities and Exchange Commission ("SEC") "Form 3
- Initial Statement of Beneficial Ownership of Securities", "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being an officer of Barings Corporate Investors and Barings Participation Investor (the "Issuers"), hereby appoints and designates Jessica Restivo, Bridget Orlando, Ann Malloy, Latavea Cross, Melissa Cliver and Melissa LaGrant each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the SEC, the New York Stock Exchange and the Issuers said SEC Forms 3, 4 and/or 5 with respect to shares of the Issuers purchased or sold by the undersigned or any other change of beneficial ownership relating to equityor derivative securities of the Issuers required to be reported by the undersigned.

This Power of Attorney shall remain in full force and effect until I earlier revoke it in a signed writing delivered to the attorneys-in-fact.




By:	Elizabeth A. Murray

Title:	Principal Accounting Officer to Barings Corporate Investors and
        Barings Participation Investors

Date:   April 24, 2020